Exhibit 10.5

AMENDED AND RESTATED

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND
FIXTURE FILING

by

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation,
as Mortgagor,

to and in favor of

Bank of America, N.A.,
a national banking association,
as Administrative Agent

THIS IS A MORTGAGE AMENDMENT, AS DEFINED IN MINNESOTA STATUTES, SECTION 287.01, SUBDIVISION 2, AND AS SUCH IT DOES NOT SECURE A NEW OR AN INCREASED AMOUNT OF DEBT.

This document serves as a Fixture Filing under the Minnesota Uniform Commercial Code, Section 336.9-502(b), et seq.

Mortgagor’s Organizational Identification Number is 4217528.

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Amended and Restated Mortgage,

Assignment of Leases and Rents, Security Agreement and Fixture Filing

This Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Mortgage”) is made as of the 27th day of July, 2012, by FSP 50 South Tenth Street Corp., a Delaware corporation (“Mortgagor”), whose address is 401 Edgewater Place, Wakefield, Massachusetts 01880, to Bank of America, N.A., a national banking association (“Administrative Agent”), whose address is 225 Franklin Street, MA1-225-02-04, Boston, Massachusetts 02110, as administrative agent for itself and other lenders (“Lender” or “Lenders”) who become parties to the Loan Agreement.

Recitals

Mortgagor has requested that Lenders make the Loan (as hereinafter defined) in the amount of One Hundred Six Million Two Hundred Thousand and No/100 Dollars ($106,200,000.00) to Mortgagor with a maturity date of July 27, 2017. As a condition precedent to making the Loan, Administrative Agent has required that Mortgagor execute and deliver this Mortgage to Administrative Agent.

This is an amendment and restatement, in its entirety, of that certain Combination Mortgage, Security Agreement and Fixture Financing Statement executed by Mortgagor in favor of Franklin Street Properties Corp., as mortgagee, dated December 29, 2011, and recorded on December 29, 2011 in the office of the Registrar of Titles in and for Hennepin County, Minnesota, as Document No. 4914000 and an Assignment of Leases and Rents executed by Mortgagor in favor of Franklin Street Properties Corp., dated December 29, 2011 and recorded on December 29, 2011 in the office of the Registrar of Titles in and for Hennepin County, Minnesota, as Document No. 4914001, which secure the principal amount of One Hundred Six Million Two Hundred Thousand and No/100th Dollars ($106,200,000.00) and upon which mortgage registry tax in the amount of $244,260.00 was paid on December 29, 2011.

Grants and Agreements

Now, therefore, in order to induce the Lenders to make the Loan to Mortgagor, Mortgagor agrees as follows:

Article I.
Definitions.

As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified. All other capitalized terms not otherwise defined herein shall have the meaning as set forth in the Loan Agreement.

“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning (to the extent Mortgagor has the same), development (to the extent Mortgagor has the same), use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

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“Accounts” means all accounts of Mortgagor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Act” has the meaning set forth in Section 7.2(a).

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Code” means the Uniform Commercial Code as in effect in the State.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements (to the extent Mortgagor has the same); (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

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“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condition, covenant or restriction, Lease or other matter of any nature that would affect title to the Property.

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Mortgagor and Administrative Agent pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Administrative Agent or Lenders in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and any off-site improvements owned by Mortgagor in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the real property described in Exhibit A attached hereto and made a part hereof.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

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“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan” means the loan from Lenders to Mortgagor, the repayment obligations in connection with which are evidenced by the Note.

“Loan Agreement” means the Term Loan Agreement of even date herewith amongst Mortgagor, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Loan Documents” means this Mortgage, the Note, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Mortgagor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Mortgage” means this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Note” means the Promissory Notes of even date herewith in the original aggregate principal amount of One Hundred Six Million Two Hundred Thousand and No/100 Dollars ($106,200,000.00) made by Mortgagor to the order of each Lender, as the same may from time to time be extended, amended, restated, replaced, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of this Mortgage.

“Obligations” means all present and future debts, obligations and liabilities of Mortgagor to Administrative Agent and Lenders arising pursuant to, and/or on account of, the provisions of this Mortgage, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Mortgagor under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Administrative Agent and Lenders, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage.

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“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Administrative Agent and insuring Administrative Agent and Lenders’ interest in the Property which are acceptable to Administrative Agent as of the date hereof, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of Administrative Agent, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance that Administrative Agent shall expressly approve, such approval not to be unreasonably withheld, conditioned or delayed.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Administrative Agent and Lenders shall have no responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Administrative Agent or Lenders under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; and (g) all money, mortgages and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Administrative Agent related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Administrative Agent and the Lenders to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Construction Contracts, all Contracts of Sale and all Refinancing Commitments.

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“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

“State” means the state in which the Land is located.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Mortgagor (or its Affiliate (as defined in the Loan Agreement)), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

“Swap Counterparty” means Administrative Agent or an Affiliate of Administrative Agent, in its capacity as counterparty under any Swap Contract.

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“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Mortgagor (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Mortgage in connection with the Loan.

“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

Article II.
Granting Clauses; Condition of Grant.

Section 2.1     Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, including any and all renewals, or extensions of the whole or any part thereof (and any such renewals or extensions shall not impair in any manner the validity of or priority of this Mortgage), Mortgagor (a) MORTGAGES AND WARRANTS to Administrative Agent on behalf of the Lenders the Property TO HAVE AND TO HOLD the Real Property, with all rights, appurtenances, and privileges thereunto belonging, unto the Administrative Agent, and the Administrative Agent’s successors and assigns forever, with the power of sale; (b) grants to Administrative Agent on behalf of the Lenders a security interest in the Personalty; (c) assigns to Administrative Agent on behalf of the Lenders, and grants to Administrative Agent on behalf of the Lenders a security interest in, all Condemnation Awards and all Insurance Proceeds; (d) assigns to Administrative Agent on behalf of the Lenders, and grants to Administrative Agent on behalf of the Lenders a security interest in, all of Mortgagor’s right, title and interest in, but not any of Mortgagor’s obligations or liabilities under, all Swap Contracts, Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments, and all Letters of Credit; and (e) assigns to Administrative Agent on behalf of the Lenders, and grants to Administrative Agent on behalf of the Lenders a security interest in, all Accounts arising from or related to any transactions related to the Property (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Property, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents), and any account or deposit account from which Mortgagor may from time to time authorize Administrative Agent to debit and/or

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credit payments due with respect to the Loan or any Swap Contract, all rights to the payment of money from Administrative Agent under any Swap Contract, and all accounts, deposit accounts and general intangibles including payment intangibles, described in any Swap Contract. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or Mortgage made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.

Section 2.2     Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by the Lenders to Mortgagor, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Administrative Agent on behalf of the Lenders which, whether before or after foreclosure or during the full period of redemption, accrue and are owing for the use and occupancy of all or any part of the Property. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Administrative Agent of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Mortgagor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Mortgagor under the Leases) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Administrative Agent and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

Section 2.3     Security Agreement and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Administrative Agent on behalf of the Lenders under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, Administrative Agent shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Administrative Agent are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file (without Mortgagor’s signature) any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably

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required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes Mortgagor’s irrevocable authorization for Administrative Agent at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

Section 2.4     Fixture Financing Statement. From the date of its recording, this Mortgage shall be effective as a fixture financing statement within the purview of Section 9-502(b) of the Uniform Commercial Code of the State with respect to all sums on deposit with the Administrative Agent pursuant to this Mortgage (“Deposits”), and with respect to the Personalty and the goods described herein, which Personalty and goods are or are to become fixtures related to the Property and all replacements of such property, all substitutions for such property, additions to such property, and the proceeds thereof (all of which shall be included in the meaning of the term “Collateral”);. The addresses of Mortgagor (Debtor) and Administrative Agent (Secured Party) are set forth below. This Mortgage is to be filed for recording with the Registrar of Titles of the county or the counties where the Property is located. For this purpose, the following information is set forth:

(a)     Name and Address of Debtor:

FSP 50 South Tenth Street Corp.
401 Edgewater Place
Wakefield, Massachusetts 01880

(b)     Name and Address of Secured Party (from which information concerning the security interests may be obtained):

Bank of America, N.A., as Administrative Agent
225 Franklin Street

MA1-225-02-04
Boston, Massachusetts 02110

(c)     This document covers goods which are or are to become fixtures.

(d)     Debtor is the record owner of the Real Property.

(e)     Debtor’s chief executive office is located in the Commonwealth of Massachusetts.

(f)     Debtor’s state of formation is Delaware.

(g)     Debtor’s exact legal name is as set forth in the first paragraph of this Mortgage.

(h)     Debtor’s organizational identification number is 4217528. (i)     Debtor agrees that:

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(i)     Where Collateral is in possession of a third party, Mortgagor will join with Administrative Agent in notifying the third party of Administrative Agent’s interest and obtaining an acknowledgment from the third party that it is holding such Collateral for the benefit of Administrative Agent;

(ii)     Mortgagor will cooperate with Administrative Agent in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and

(iii)     Until the Obligations are paid in full, Mortgagor will not change the state where it is located or change its company name without giving Administrative Agent at least thirty (30) days prior written notice in each instance.

Mortgagor hereby appoints Administrative Agent as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other statements in connection therewith which Administrative Agent deems necessary or reasonably advisable to preserve and maintain the priority of the lien hereof, or to extend the effectiveness thereof, under the Uniform Commercial Code of the State or any other laws which may hereafter become applicable. This power, being coupled with an interest, shall be irrevocable so long as any part of the Obligations remains unpaid. Mortgagor shall pay to Administrative Agent, from time to time, upon demand, any and all costs and expenses incurred by Administrative Agent in connection with the filing of any such statements including, without limitation, reasonable attorneys’ fees and all disbursements and such amounts shall be part of the Obligations secured by this Mortgage.

Section 2.5     Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Administrative Agent will provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs.

Article III.
Representations and Warranties.

Mortgagor makes the following representations and warranties to Administrative Agent and Lenders:

Section 3.1     Title to Real Property.

Mortgagor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Mortgagor has the right and authority to convey the Real Property and does hereby convey the Real Property with general warranty. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

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Section 3.2     Title to Other Property.

Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3     Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4     Independence of the Real Property.

Except as set forth in the Permitted Encumbrances, no buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5     Existing Improvements.

The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6     Leases and Tenants.

To the best of Mortgagor’s knowledge and belief, the Leases are valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Mortgagor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Administrative Agent, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV.
Affirmative Covenants.

Section 4.1     Obligations.

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Mortgagor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 4.2     Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Administrative Agent, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon; provided, however, that Mortgagor may pay special assessments in installments (to the extent permitted by applicable Law), even though interest accrues upon the unpaid balance thereof, so long as each of said installments is paid before it becomes delinquent. Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.

Section 4.3     Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Administrative Agent and the Lenders are not subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Administrative Agent (including the establishment of an appropriate reserve account with Administrative Agent) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Administrative Agent and Lenders harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4     Compliance with Laws.

Mortgagor will comply with and not violate, and cause to be complied with and not violated (to the extent Mortgagor has the legal right and power to do so), all present and future Laws applicable to the Property and its use and operation.

Section 4.5     Maintenance and Repair of the Property.

Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

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Section 4.6     Additions to Security.

All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Administrative Agent such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7     Subrogation.

To the extent permitted by Law, Administrative Agent shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Administrative Agent whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Administrative Agent to pay or discharge any Lien.

Section 4.8     Leases.

(a)     Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Administrative Agent.

(b)     Administrative Agent shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Administrative Agent any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c)     No approval of any Lease by Administrative Agent shall be for any purpose other than to protect Administrative Agent’s security and to preserve Administrative Agent’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Section 4.9     Insurance.

Mortgagor will at all times keep the Property insured in the manner and to the extent required in the Loan Agreement.

Section 4.10     Insurance/Condemnation Proceeds.

All Insurance/Condemnation Awards will be paid to Administrative Agent for application to the Obligations in the manner and to the extent provided in the Loan Agreement.

Section 4.11     Administrative Agent’s Right to Cause Performance of Covenants.

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If Mortgagor fails to maintain any insurance and pay the premiums for insurance as required in this Article, to pay all taxes, penalties, assessments, charges, and claims as required in this Article, or to repair and maintain any of the Property as required in this Article, or if Mortgagor fails to keep or perform any of Mortgagor’s other covenants herein, Administrative Agent may obtain such insurance, cause such repairs and maintenance to be made, pay such taxes, penalties, assessments, charges, or claims, or cause such other covenants to be performed. Mortgagor will pay to Administrative Agent on demand all amounts paid by Administrative Agent for the foregoing and the amount of all expenses incurred by Administrative Agent in connection therewith, together with interest thereon from the date when incurred. Such amounts and interest are secured by this Mortgage, which creates a Lien in the Property prior to any right, title, interest, lien, or claim in or upon the Property subordinate to the Lien of this Mortgage. Any such payments by Administrative Agent will not be deemed a waiver of any Default or Event of Default. Administrative Agent is not obligated to exercise Administrative Agent’s rights under this Section and is not liable to Mortgagor for any failure to do so.

Article V.
Negative Covenants.

Section 5.1     Encumbrances.

Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law or will obtain title insurance coverage therefor acceptable to Administrative Agent. So long as Administrative Agent’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Administrative Agent in its reasonable discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Mortgagor does so diligently and without prejudice to Administrative Agent or delay in completing construction of the Improvements. Mortgagor shall give Administrative Agent Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2     Transfer of the Property.

Except as permitted in the Loan Agreement, Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Mortgage).

Section 5.3     Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Administrative Agent. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor shall be deemed to have subjected such Accessories to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Administrative Agent to be applied to the prepayment of the principal of the Loan.

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Section 5.4     Additional Improvements.

Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Administrative Agent. Mortgagor will complete and pay for, within a reasonable time, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others (except as permitted by the Permitted Encumbrances), and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5     Restrictive Covenants, Zoning, etc.

Without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Mortgagor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI.
Events of Default.

Subject to any applicable notice or grace periods provided for in the Loan Agreement, the occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 6.1     Payment Obligations.

Mortgagor fails to pay any of the Obligations when due, whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 6.2     Transfers.

Except as permitted in the Loan Agreement, Mortgagor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Mortgage).

Section 6.3     Other Obligations.

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Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Administrative Agent to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Administrative Agent.

Section 6.4     Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Loan Agreement, or Borrower fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period).

Section 6.5     Change in Zoning or Public Restriction.

Any change in any zoning ordinance or regulation or any other public restriction initiated or consented to by Mortgagor is enacted, adopted or implemented that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Section 6.6     Default Under Target Lease.

Any material default of a material economic provision (after expiration of any applicable notice and cure periods and failure of either Target Corporation or Mortgagor to cure) under the Target Lease.

Section 6.7     Default Under Other Lien Documents.

A default occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.8     Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within sixty (60) days after the same is levied.

Article VII.
Rights and Remedies.

Upon the happening of any Event of Default, Administrative Agent shall have the right, in addition to any other rights or remedies available to Administrative Agent under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1     Acceleration.

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Administrative Agent may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor).

Section 7.2     Foreclosure.

(a)     When all or any part of the Obligations shall become due, whether by acceleration or otherwise, Administrative Agent shall have the right to foreclose the lien hereof for such Obligations or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with Minnesota Statutes, Sections 580.01, et seq., 581.01, et seq., 582.02, et seq., and 583.01, et seq. (as may be amended from time to time, the “Act”). The power of sale granted to Administrative Agent in this Mortgage shall include, without limitation, the power of sale to permit, at Administrative Agent’s option, the lawful foreclosure of this Mortgage by advertisement in accordance with applicable Minnesota Law. In the event of a foreclosure sale, Administrative Agent is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Administrative Agent may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b)     In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Administrative Agent for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Administrative Agent may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Property. All expenditures and expenses of the nature mentioned in this section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Property and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Administrative Agent in any litigation or proceeding affecting this Mortgage, the Note, or the Property, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

Administrative Agent may institute one or more actions of foreclosure on this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Obligations and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.

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To the extent permitted by law, Administrative Agent has the option of proceeding as to both the Real Property and the Personalty in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the UCC will not apply. Administrative Agent also has the option of exercising, in respect of the Property consisting of Personalty, all of the rights and remedies available to a secured party upon default under the applicable provisions of the UCC in effect in the jurisdiction where the Real Property is located. In the event Administrative Agent elects to proceed with respect to the Personalty separately from the Real Property, whenever applicable provisions of the UCC require that notice be reasonable, ten (10) days notice will be deemed reasonable.

Section 7.3     Remedies under the Loan Agreement.

Without limiting the other rights and remedies of Administrative Agent set forth in this Mortgage, Administrative Agent may exercise any and all rights and remedies of Administrative Agent specified in the Loan Agreement, or at law or equity.

Section 7.4     Application of Proceeds of Foreclosure Sale.

The proceeds of any foreclosure sale of the Property shall be distributed and applied in accordance with the Act and, unless otherwise specified therein, in such order as Administrative Agent may determine in its sole and absolute discretion.

Section 7.5     Divestiture of Title; Bar.

To the extent permitted by applicable law, every sale made as contemplated by this Mortgage will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

Section 7.6     Receipt of Purchase Money Sufficient Discharge.

A receipt from any person authorized to receive the purchase money paid at any sale contemplated by this Mortgage, will be sufficient discharge therefor to the purchaser. After paying such purchase money and receiving such receipt, neither such purchaser nor such purchaser’s heirs, executors, administrators, personal representatives, successors or assigns will have any responsibility or liability respecting the application of such purchase money or any loss, misapplication or non-application of any of such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 7.7     Purchase by Administrative Agent.

In any public sale made as contemplated by this Mortgage, Administrative Agent may bid for and purchase any of the Property being sold, and will be entitled, upon presentment of the relevant Loan Documents and documents evidencing the same, to apply the amount of the Obligations held by it against the purchase price for the items of the Property so purchased. The amount so applied will be credited against the Obligations in accordance with the terms of the Loan Agreement.

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Section 7.8     Sale of Portion of Mortgaged Property.

The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by a sale of less than all of the Property.

Section 7.9     Judicial Action.

Administrative Agent shall have the right from time to time to sue Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Administrative Agent thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.

Section 7.10     Collection of Rents.

(a)     Upon the occurrence of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Administrative Agent may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Administrative Agent may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limitation to the generality of the foregoing, Administrative Agent may notify the tenants under the Leases that all Rents are to be paid to Administrative Agent, and following such notice all Rents shall be paid directly to Administrative Agent and not to Mortgagor or any other Person other than as directed by Administrative Agent, it being understood that a demand by Administrative Agent on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Administrative Agent without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Administrative Agent instead of to Mortgagor, upon receipt of written notice from Administrative Agent, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Administrative Agent as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Administrative Agent’s name: (i) to endorse all checks received in payment of Rents and to deposit the same and any other sums so received in any account selected by Administrative Agent; (ii) to give receipts and releases in relation thereto; (iii) to institute, prosecute and/or settle actions for the recovery of Rents; (iv) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (v) to cancel any Leases; (vi) to enter into new Leases; and (vii) to do all other acts and things with respect to the Leases and Rents which Administrative Agent may deem necessary or desirable to protect the security for the Obligations.

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(b)     In furtherance of this Section, Administrative Agent may apply for appointment of a receiver, for which receivership Mortgagor hereby consents to, who shall have all the rights permitted by Minn. Stat. Chapter 576 and §559.17 and as otherwise authorized by such appointment and all rights permitted to the Administrative Agent in this Mortgage and who shall manage the Property, collect the Rents, deal with the tenants, renew or extend the Lease(s) within or beyond the period of receivership, cancel, enforce or modify the Lease(s), including the Rents, apply the Rents as hereinafter provided, perform the terms of this Mortgage, perform the terms of and take such actions as are authorized by its appointment, and do any acts which the receiver deems proper to protect the security hereof.

(c)     Any Rents, whether collected by the Administrative Agent or by a receiver, shall be applied first to the following in the order determined by the receiver (or Administrative Agent if no receiver has been appointed) to preserve the value of the Property (as provided in Minn. Stat. Chapter 576):

(i)     to payment of all reasonable fees of any receiver appointed;

(ii)     to the repayment when due of all tenant security deposits with interest therein, as required by Minn. Stat. § 504B.178, if applicable;

(iii)     to payment when due of prior or current real estate taxes and special assessments payable with respect to the Property or, if this Mortgage so requires, to the periodic escrow for payment of the taxes and special assessments then due;

(iv)     to payment when due of premiums for insurance required by this Mortgage or, if this Mortgage so requires, to the periodic escrow for the payment of premiums then due; and

(v)     to payment of all expenses incurred for normal maintenance of the Property;

and shall then be paid to Administrative Agent in payment of the Obligations in such order of application as Administrative Agent may elect, and in the event that a foreclosure sale of this Mortgage shall have occurred:

(A)     if Administrative Agent is the purchaser at the foreclosure sale, the Rents shall be paid to Administrative Agent to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Administrative Agent, and if the Property be redeemed by Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price, provided, if the Property not be redeemed, any remaining excess Rents to belong to Administrative Agent, whether or not a deficiency exists; or

(B)     if Administrative Agent is not the purchaser at the foreclosure sale, the Rents shall be paid to Administrative Agent to be applied to the extent of any deficiency remaining after the sale, and the balance, if any, to the purchaser, provided if the Property is redeemed by Mortgagor or any other party entitled to redeem, the Rents collected after foreclosure sale shall be applied as a credit against the redemption price with the remainder to be paid to Mortgagor. If the Property is not redeemed by Mortgagor, any remaining excess Rents shall be paid to the purchaser.

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The exercise of Administrative Agent’s rights hereunder, the appointment of a receiver, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or waive, modify or affect notice of default under the Note or this Mortgage or invalidate any act done pursuant to said notice, nor in any way operate to prevent Administrative Agent from pursuing any remedy which now or hereafter it may have under the terms and conditions of this Mortgage or the Note secured thereby or any other instruments securing the same. The rights and powers of Administrative Agent hereunder shall remain in full force and effect both prior to and after any foreclosure of this Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including Administrative Agent, shall have the right, at any time and without limitation, to advance money to any receiver appointed of the Property to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate provided for in the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale.

(d)     It is the intention of the parties that this Mortgage shall confer upon Administrative Agent the fullest rights, remedies and benefits available under Minn. Stat. Chapter 576 and Minn. Stat. § 559.17, as from time to time amended or supplemented, or any successor or replacement statutes thereof.

Section 7.11     Appointment of Receiver.

Administrative Agent shall, as a matter of right, without notice and without giving bond to Administrative Agent or anyone claiming by, under or through it, and without regard to the solvency or insolvency of Mortgagor or the then value of the Property, be entitled to have a receiver appointed pursuant to the Minn. Stat. Chapter 576 of all or any part of the Property and the rents, issues and profits thereof, with such power as the court making such appointment shall confer (including, but not limited to, the rights of a receiver pursuant to Minn. Stat. Chapter 576), and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Any such receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Property or any part thereof by summary proceedings, ejectment or otherwise, and may remove Mortgagor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise, and perform the terms of this Mortgage and apply the rents, issues and profits to the payment of the expenses enumerated in Minn. Stat. Chapter 576 in the order determined by the receiver (or by Administrative Agent if no receiver has been appointed) to preserve the value of the Property and to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including attorney’s fees, to the repayment of the indebtedness secured hereby and as further provided in any assignment of leases and rents executed by the Mortgagor to Administrative Agent whether contained in this Mortgage or in a separate instrument. Mortgagor does hereby irrevocably consent to such appointment. The purchaser at any foreclosure sale, including Administrative Agent, shall have the right, at any time and without limitation as provided in Minn. Stat. § 582.03, to advance the money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Property and the sum so advanced, with interest at the rate then in effect under the terms of the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale.

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Section 7.12     Taking Possession or Control of the Property.

To the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Administrative Agent may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its Administrative Agents and employees therefrom.

Section 7.13     Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in , Administrative Agent or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Administrative Agent or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Administrative Agent shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.14     Uniform Commercial Code.

Administrative Agent may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Mortgagor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Administrative Agent to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

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Section 7.15     Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this and any other proceeds received by Administrative Agent from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Administrative Agent may elect.

Section 7.16     Acknowledgment of Waiver of Hearing Before Sale.

Mortgagor understands and agrees that if an Event of Default shall occur and be continuing, Administrative Agent has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Ch. 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if Administrative Agent elects to foreclose by advertisement, it may cause the Property, or any part thereof, to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation and that no personal notice is required to be served upon Mortgagor. Mortgagor further understands that upon occurrence of an Event of Default which is uncured and continuing, Administrative Agent may also elect its rights under the Code and take possession of the collateral and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Code, as hereafter amended or by any similar or replacement statute hereafter enacted. Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota, it may have the right to notice and hearing before the Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to Mortgagor and neither said procedure for foreclosure by advertisement nor the Code requires any hearing or other judicial proceeding. MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE REAL PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE CODE, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

Section 7.17     Compliance with Minnesota Mortgage Foreclosure Law.

(a)     If any provision in this Mortgage shall be inconsistent with any provision of the applicable Law of the State, the provisions of the applicable Law of the State shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the applicable Law of the State.

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(b)     If any provision of this Mortgage shall grant to Administrative Agent (including Administrative Agent acting as a mortgagee-in-possession) or a receiver any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Administrative Agent or in such receiver under the Minn. Stat. Chapter 576 in the absence of said provision, Administrative Agent and such receiver shall be vested with the powers, rights and remedies granted in Minn. Stat. Chapter 576 to the full extent permitted by law.

(c)     Without limiting the generality of the foregoing, all expenses incurred by Administrative Agent which are of the type referred to in Minn. Stat. Chapter 576, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Obligations and/or by the judgment of foreclosure.

Section 7.18     Other Remedies.

Administrative Agent shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.

Article VIII.
Miscellaneous.

Section 8.1     Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Administrative Agent as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Administrative Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Administrative Agent of any or all such other rights, powers or remedies.

Section 8.2     No Waiver by Administrative Agent.

No course of dealing or conduct by or among Administrative Agent and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Administrative Agent to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Administrative Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Administrative Agent shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Administrative Agent to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or

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(b) any agreement or stipulation between any subsequent owner or owners of the Property and Administrative Agent, or (c) Administrative Agent’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Administrative Agent may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Administrative Agent may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Administrative Agent may elect in its sole discretion.

Section 8.3     Waivers and Agreements Regarding Remedies.

To the full extent Mortgagor may do so, Mortgagor hereby:

(a)     to the full extent permitted by law, hereby voluntarily and knowingly waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law.

(b)     waives all rights to a marshaling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Administrative Agent to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)     waives any right to bring or utilize any defense, counterclaim (except for compulsory counterclaims which would be lost if not asserted) or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d)     waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 8.4     Successors and Assigns.

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All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Administrative Agent, its successors and assigns.

Section 8.5     No Warranty by Administrative Agent.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Administrative Agent pursuant to this Mortgage or any of the other Loan Documents, Administrative Agent shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Administrative Agent.

Section 8.6     Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by both parties hereto.

Section 8.7     Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Administrative Agent, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.8     Notices.

All Notices required or which any party desires to give hereunder shall be given in the manner provided in the Loan Agreement.

Section 8.9     Joint and Several Liability.

If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Administrative Agent may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

Section 8.10     Rules of Construction.

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The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 8.11     Governing Law.

This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

Section 8.12     Use of Proceeds.

Mortgagor represents and warrants to Administrative Agent (a) that the proceeds of the Note secured by this Mortgage will be used for business purposes, and that the Obligations constitute a business loan, and (b) that the Loan evidenced by the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601, et seq.

Section 8.13     Interest Laws.

It being the intention of Administrative Agent and Mortgagor to comply with the laws of the State of Minnesota, it is agreed that notwithstanding any provision to the contrary in the Loan Agreement, the Note, this Mortgage or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by the Note, if any. If any Excess Interest is provided for, or is adjudicated to be provided for, in the Loan Agreement, the Note, this Mortgage or any of the other Loan Documents, then in such event: (a) the provisions of this Section 8.13 shall govern and control; (b) neither Mortgagor nor any other party obligated under the terms of the Note or any of the other Loan Documents shall be obligated to pay any Excess Interest; (c) any Excess Interest that Administrative Agent may have received hereunder shall, at the option of Administrative Agent, be (i) applied as a credit against the then unpaid principal balance under the Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate shall be subject to automatic reduction to the maximum lawful contract rate allowed under the applicable usury laws of the aforesaid State, and the Note, this Mortgage and the other Loan Documents shall be deemed to be automatically reformed and modified to reflect such reduction in the Interest Rate; and (e) neither Mortgagor nor any other party obligated under the terms of the Note or any of the other Loan Documents shall have any action against Administrative Agent for any damages whatsoever arising out of the payment or collection of any Excess Interest.

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Section 8.14     Other Amounts Secured; Maximum Indebtedness.

(a)     Mortgagor acknowledges and agrees that this Mortgage secures the entire principal amount of the Note and interest accrued thereon, regardless of whether any or all of the Loan proceeds are disbursed on or after the date hereof, and regardless of whether the outstanding principal is repaid in whole or part or are future advances made at a later date, any and all litigation and other expenses and any other amounts as provided herein or in any of the other Loan Documents, including, without limitation, the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or paid or incurred by Administrative Agent in connection with the Loan, all in accordance with the Loan Documents. It is agreed that any future advances made by Administrative Agent for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Administrative Agent, made at any time from and after the date of this Mortgage, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage. This Mortgage shall be valid and have priority to the extent of the full amount of the indebtedness secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

(b)     Mortgagor represents and covenants that: (i) the maximum principal amount of Obligations secured by this Mortgage at any one time, excluding advances made by Administrative Agent in protection of the Property or the lien of this Mortgage which are exempt from or not subject to mortgage registry tax shall be $106,200,000.00; and (ii) the representations contained in this section are made solely for the benefit of county recording authorities in determining the mortgage registry tax (“MRT”) payable as a prerequisite to the recording of this Mortgage. Mortgagor acknowledges that such representations do not constitute or imply an agreement by Administrative Agent to make any future advances to Mortgagor.

(c)     To the extent that this Mortgage secures future advances other than the advance evidenced by the Note, the amount of such advances is not currently known. The acceptance of this Mortgage by Administrative Agent, however, constitutes an acknowledgement that Administrative Agent has been informed of the MRT requirements, as set forth in Minn. Stat. §287.05, Subd. 5, and intends to comply with the provisions contained in this section.

(d)     Notwithstanding any other provision of this Mortgage or any of the other Loan Documents to the contrary, any principal indebtedness as to which MRT is payable shall not be secured by this Mortgage unless and until such MRT is paid on said principal amount.

Section 8.15     Adjustable Mortgage Loan Provision.

The Note which this Mortgage secures is an adjustable note on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Loan Agreement.

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Section 8.16     Deed in Trust.

If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

Section 8.17     Collateral Protection.

Unless Mortgagor provides Administrative Agent with evidence of the insurance required by this Mortgage or any other Loan Document, Administrative Agent may purchase insurance at Mortgagor’s expense to protect Administrative Agent’s interest in the Property or any other collateral for the Obligations. This insurance may, but need not, protect Mortgagor’s interests. The coverage Administrative Agent purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Property or any other collateral for the Obligations. Mortgagor may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that Mortgagor has obtained insurance as required under this Mortgage or any other Loan Document. If Administrative Agent purchases insurance for the Property or any other collateral for the Obligations, Mortgagor shall be responsible for the costs of that insurance, including interest in any other charges that Administrative Agent may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Mortgagor may be able to obtain on its own. Mortgagor hereby acknowledges Administrative Agent’s right pursuant to this provision to obtain collateral protection insurance.

Section 8.18     Rights of Tenants.

Administrative Agent shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Property having an interest in the Property prior to that of Administrative Agent. The failure to join any such tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Obligations, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Property, any statue or rule of law at any time existing to the contrary notwithstanding.

Section 8.19     Non-Agricultural Use. Mortgagor represents and warrants that as of the date of this Mortgage, the Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3, and is not used for agricultural purposes.

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Section 8.20     Waiver of Homestead. Mortgagor waives to the full extent lawfully allowed the benefit of any homestead laws now or hereinafter in force. Mortgagor expressly consents to and authorizes the sale of the Real Property or any part thereof as a single unit or parcel.

Section 8.21     Mortgage Registry Tax. Mortgagor expressly agrees to pay the Mortgage Registry Tax under Minn. Stat. 287.035 (as the same may be amended or recodified) and any other tax or fee which is based on the amount secured by this Mortgage or of which the payment is a prerequisite for the enforceability, effectiveness or primary priority of this Mortgage, whether such amounts are due at the time of the making or filing for record of this Mortgage or any time thereafter.

Section 8.22     Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Mortgagor and Administrative Agent with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Administrative Agent with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Administrative Agent and Lenders to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed under seal as of the day and year first written above.

MORTGAGOR:

FSP 50 SOUTH TENTH STREET CORP.

By:	/s/ George J. Carter
Name: George J. Carter
Title: President
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ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF MIDDLESEX

On this 25th day of July, 2012, before me, the undersigned notary public, personally appeared George J. Carter, President of FSP 50 South Tenth Street Corp., a Delaware corporation, proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily, as the act and deed of said entity for its stated purpose.

/s/ Judy Forester_________________

Official Signature and Seal of Notary Public

[NOTARY STAMP]
JUDY E. FORESTER
NOTARY PUBLIC
COMMONWEALTH OF MASSACHUSETTS
My Comm. Expires Oct. 19, 2018

This Instrument Was Drafted By
and After Recording Return to:

James H. Lerner, Esquire
Goulston & Storrs P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110

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Exhibit A

Legal Description

Address of Property:	50 South 10th Street
Minneapolis, Minnesota

PIN Numbers:	27-029-24-12-0184
27-029-24-12-0183
27-029-24-12-0181

Parcel 1 (Office Tower Parcel):

Tracts D, I, M, N, 0, P, T, X, Z and CC, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 2 (Additional Retail Parcel):

Tracts C, E, F, J, L, S, W, BB and EE, Registered Land Survey No. 1717, Files of Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No. 1193168.

Parcel 3 (Public Parking Garage Parcel):

Together with the optionee's interest in the following described land pursuant to that certain Parking Garage Parcel Right of First Offer Agreement executed by the City of Minneapolis, as optionor, and Ryan 900, LLC, a Minnesota limited liability company, as optionee, a memorandum of which was filed on October 18, 2000, as Document No. 3324809 for which the optionee's interest was assigned to RC-NRI, LLC, a Delaware limited liability company by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated September 29, 2000, filed October 18, 2000, as Document No. 3324812 as limited and affected by Limited Assignment of Right of First Offer (Parking Garage Parcel) dated August 29, 2001, filed October 16, 2001, as Document No. 3446934 AND as amended by First Amendment to Parking Garage Parcel Right of First Offer Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446924. RC-NRI, LLC converted to and changed its name to RC-NRI, LLLP, a Delaware limited liability limited partnership as evidenced by Document Nos. 3555886 and 3569022 and for which the optionee's interest was assigned to FSP 50 South Tenth Street Corp. a Delaware corporation by Assignment and Assumption of Parking Garage Parcel Right of First Offer dated November 8, 2006, filed November 9, 2006, as Document No. 4325223.

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Tracts A, B, G and K, Registered Land Survey No, 1717, Files of the Registrar of Titles, County of Hennepin, State of Minnesota.

Being registered land as is evidenced by Certificate of Title No: 1072167,

Parcel 4 (REOA):

Together with the appurtenant easements contained in that certain Reciprocal Easement and Operation Agreement dated September 27, 2000, filed October 18, 2000, as Document No. 3324805 as amended by First Amendment to Reciprocal Easement and Operation Agreement dated August 24, 2001, filed October 16, 2001, as Document No. 3446930 and as amended by Second Amendment to Reciprocal Easement and Operation Agreement dated November 8, 2006, filed November 9, 2006, as Document No. 4325224, Certain Ryan 900, LLC rights were assigned to Target Corporation, a Minnesota corporation by that certain Assignment of Reciprocal Easement and Operation Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446932.

Parcel 5 (9th Street Skyway):

Together with an undivided 50% interest of fee simple ownership, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (9th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 3187400 as amended by First Amendment dated November 18, 1999, filed March 29, 2000, as Document No. 3268304 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446909.

Parcel 6 (10th Street Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (10th Street Skyway) dated December 28, 1998, filed July 30, 1999, as Document No. 7154888 as amended by First Amendment dated November 18, 1999, filed October 18, 2000, as Document No. 3324807 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document -No. 3446907.

Parcel 7 (LaSalle Avenue Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance, and Easements (LaSalle Avenue Skyway) dated May 18, 2000, filed August 7, 2000, as Document No. 3302944 as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446908.

Parcel 9 (Nicollet Mall Skyway):

Together with all fee simple and other ownership rights in the pedestrian walkway, together with all additional easement and other rights provided therein in that certain Agreement for Skyway Construction, Operation, Maintenance and Easements (Nicollet Mall Skyway) dated January 29, 1999, filed July 30, 1999, as Document No. 7154889 as amended by First Amendment dated November 18, 1999, filed March 31, 2000, as Document No. 3268892 and as amended by Declaration of Legal Description dated August 24, 2001, filed October 16, 2001, as Document No. 3446910.

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Parcel 9 (Parking Agreement):

Together with the appurtenant rights contained in that certain Public Parking Garage Parking Agreement dated November 18, 1999, filed October 18, 2000, as Document No. 3324810 as assigned by Assignment of Public Parking Garage Parking Agreement dated September 29, 2000, filed October 16, 2001, as Document No. 3446922 and as amended by First Amendment to Public Parking Garage Parking Agreement dated August 29, 2001, filed October 16, 2001, as Document No. 3446923.

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